Power of Attorney
I, Susan Alpert, 710 Medtronic Parkway, Minneapolis, MN
55432-5604 do hereby appoint:

Ronald E. Lund, Senior Vice President, General Counsel and Corporate Secretary
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN
55432-5604

Richard F. Hamm, Jr., Vice President and Deputy General
Counsel, Medtronic, Inc., 710 Medtronic Parkway,
Minneapolis, MN 55432-5604

Gary A. Nelson, Vice President, Risk Management and
Legal Administrative Services
Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN
55432-5604

Carol E. Malkinson, Senior Legal Counsel and Assistant
Secretary
Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN
55432-5604

As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 10th day of May, 2004.

/s/ Susan Alpert
Susan Alpert

Specimen Signature of Attorney(s)-in-Fact

/s/ Ronald E. Lund
Ronald E. Lund

/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Carol E. Malkinson
Carol E. Malkinson

STATE OF MINNESOTA	)
COUNTY OF ANOKA	)

The foregoing instrument was acknowledged before me this 10th day of May 2004.

/s/ Julie Ann Scrivner
Julie Ann Scrivner